EXHIBIT 99.1
                                                                    ------------



                             JOINT FILING AGREEMENT

      The undersigned acknowledge and agree that the foregoing Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: September 26, 2007

                                      LEE-UNIVERSAL HOLDINGS, LLC

                                      By:     /s/ Joseph Rotberg
                                           -------------------------------------
                                           Name: Joseph Rotberg
                                           Title: Chief Financial Officer


                                             /s/ Thomas H. Lee
                                           -------------------------------------
                                            Thomas H. Lee